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                                                                   EXHIBIT 10.25

                FIRST AMENDMENT TO VESSEL CONSTRUCTION CONTRACT

                                by and between

                      HOLLYWOOD CASINO SHREVEPORT, Owner

                                      and

                        LEEVAC SHIPYARDS, INC., Builder


     THIS FIRST AMENDMENT TO VESSEL CONSTRUCTION CONTRACT, entered into effective as of the 1st day of September, 1999, shall modify, delete from and add and replace by substitution, Article 9 of the Vessel Construction Contract, which Article 9 shall read as follows:

                       "Article 9 - Risks and Insurance
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     9.1   BUILDER'S RISK AND LIABILITY INSURANCE

           9.1.1 Until Delivery and Acceptance of the Vessel, Owner shall, at its own expense, insure the Vessel and all Materials, Components and equipment to be use therein, and the Owner furnished Materials, Components and equipment from time to time delivered to either of the Shipyards. The amount of insurance, shall be at least equal to the Contract Sum plus the value of all Owner furnished Materials, Components and equipment.

                   The Builder and all specified OCIP non-enrolled Subcontractors and sub-Subcontractors shall purchase and maintain insurance covering the type of claims set forth below which may arise out of or result from the Builder's operations under the Contract, whether such operations be by Builder or by any non-enrolled Subcontractor or sub-Subcontractor or by anyone directly or indirectly employed by any of them or by anyone for whose acts any of them may be liable:

                   9.1.1.1 Claims under workers' or Worker's Compensation,
                           disability benefit and other similar employee benefit acts which are applicable to the Work to be performed.

                   9.1.1.2 Claims for damages because of bodily injury,
                           occupational sickness or disease, or death of the Builder's employees.

                   9.1.1.3 Claims for damages because of bodily injury, sickness or disease, or death of any person other than the Builder's employees.
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                   9.1.1.4 Claims for damages insured by usual personal injury liability coverage which are sustained (1) by a person as a result of an offense directly or indirectly related to employment of such person by the Builder, or (2) by another person.

                   9.1.1.5 Claims for damages, other than to the Work itself, because of injury to or destruction of tangible property including loss of use resulting therefrom.

                   9.1.1.6 Claims for damages because of bodily injury, death of a person or property damage arising out of ownership, maintenance or use of a motor vehicle.

                   9.1.1.7 Claims involving contractual liability insurance
                           applicable to the Builder's obligations under Article 21.

                   9.1.1.8 Claims involving damage to the Work itself.

           9.1.2. All insurance policies obtained by Builder pursuant to its obligations under this Article 9, shall contain waivers of subrogation in favor of the Owner and Owner's Indemnitees, and in the event that Owner obtains financing, any lender or lenders, all without liability for the payment of any premium and shall name Owner, Owner's Indemnitees and Owner's lender or lenders as additional assureds.

           9.1.3 The insurance required by this Article 9 hereof shall include the following types and amounts of insurance.

                   9.1.3.1 Builder's Risk

                           Until the Vessel has been completed, physically delivered and Delivery and Acceptance by Owner has occurred, the Vessel and all Materials, Components, outfitting, equipment, and appliances to be installed in the Vessel, including all Materials, Components, outfitting, equipment and appliances provided by Owner and delivered to any of the Shipyards for and to be used in the construction thereof, shall be declared under the Builder's Risk Policy in force and effect at the time the Vessel's keel or bottom plate is laid, with an assigned value equal to the Contract Sum plus the value of all such Owner furnished Materials, Components and equipment.

                           Such Builder's Risk Policy shall be on a form substantially similar to AIG's all risk form including hull and machinery and Protection and

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                           Indemnity with limits of $25,000,000, including
                           United States Longshoreman and Harbor Workers and Jones Act with a deductible not greater than $25,000, including movement of the Work between the Shipyards and the Site Delivery Point.

                           Builder and its Subcontractors shall be named as additional assureds under the Builder's Risk Policy, with waivers of subrogation. The Builder's Risk Policy shall not provide coverage to Builder's or Subcontractors' machinery, tools or equipment.

                           Any loss insured under Owner's Builder's Risk Policy or any other property insurance shall be adjusted by Owner as fiduciary and made payable to Owner as fiduciary for any insured thereunder, as their interests appear. Any dispute as to Owner's adjustment or intended payment shall be resolved in accordance with Article 22.

                   9.1.3.2 Other Insurance

                           The Builder shall be responsible for initiating, maintaining and supervising all safety precautions and programs in connection with the performance of the Contract.

                           Builder shall also purchase and maintain, at its expense, during the performance of Builder's obligation under the Contact, Workmen's Compensation Insurance, at statutory amounts, with Longshoreman & Harbor Workers Compensation Act coverage endorsement, Employer's Liability Insurance in the amount of at least One Million ($1,000,000) Dollars and Commercial General Liability Insurance against property damage, death, personal injury and maintain completed operations coverage, in the amount of not less than One Million ($1,000,000) Dollars per occurrence, endorsed to provide specific coverage for the Builder's obligations to Owner under the Contract, including but not limited to those under Article 21 of the Agreement and any "watercraft exclusion" for non-owned vessels deleted.

                           All OCIP non-enrolled Subcontractors and sub-Subcontractors shall also purchase and maintain, at their expense, during the performance of Builder's obligation under the Contract, Workmen's Compensation Insurance, at statutory amounts, with Longshoreman & Harbor Workers Compensation Act coverage endorsement, Employer's Liability Insurance in the amount of at least One Million ($1,000,000) Dollars and Commercial General Liability Insurance against property damage, death, personal injury and completed operations coverage in

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                           the amount of not less than One Million ($1,000,000)
                           Dollars per occurrence, endorsed to provide specific coverage for the Builder's obligations to Owner under the contract, including but not limited to those under Article 21 of the Agreement and any "watercraft exclusion" for non-owned vessels deleted.

                           Additionally, Builder shall purchase and maintain at its expense, during the performance of the Contract the following:

                           (i) Protection and Indemnity Insurance only as to Builder's vessels, including Jones Act coverage, with a limit of no less than One Million ($1,000,000) Dollars;

                           (j) Automobile Liability Insurance covering the use of all owned, non-owned and hired vehicles with bodily injury and property limit of no less than One Million ($1,000,000) Dollars;

                           (k) Pollution Liability Insurance with a limit of no less than Five Million ($5,000,000); and

                           (l) Umbrella Liability coverage with a limit of not less than Fifty Million ($50,000,000) Dollars excess over and above the primary insurance limits stated above. All umbrella coverage will include blanket contractual liability - all written and oral contracts; premises operations liability; explosion, collapse; personal injury liability; independent contractors coverage; broad form property damage liability; cross-liability coverage and products and operations coverage with watercraft exclusion removed.

                   Additionally, all OCIP non-enrolled Subcontractors and sub-Subcontractors shall purchase and maintain at their expense, during the performance of the Contract the following:

                           (a) If furnishing any vessel, Protection and Indemnity Insurance, including Jones Act coverage, with a limit of no less than One Million ($1,000,000) Dollars; and

                           (b) Automobile Liability Insurance covering the use of all owned, non-owned and hired vehicles with a bodily injury and property limit of no less than One Million ($1,000,000) Dollars.

           9.1.3.3 Insurers' Form and Proof

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                           (a)   Certificates of Insurance acceptable to Owner
                                 shall be delivered to Owner prior to the commencement of the Work. These Certificates and the insurance policies required by this
                                 Article 9 shall contain a provision that the coverages afforded under the policies will not be canceled or allowed to expire until at least thirty (30) days written notice has been given to the Owner. If any of the foregoing insurance coverages are required to remain in force after final payment and are reasonably available, an additional certificate evidencing continuation of such coverage shall be submitted. Information concerning reduction of coverage shall be furnished by the Builder with reasonable promptness.

                           (b) The Owner and the Builder shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss and the Owner the Builder shall execute and deliver such proofs of loss and other instruments which may be required for the purpose of obtaining recovery of any such insurance monies.

                   9.1.3.4 OCIP non-enrolled Subcontractor Insurance

                           Builder shall additionally require that (a) OCIP non-enrolled Subcontractors and sub-Subcontractors whose contracts are valued at Two Million ($2,000,000) Dollars or more carry commercial general liability insurance in the amount of Five Million ($5,000,000) Dollars and (b) OCIP non-enrolled Subcontractors and sub-Subcontractors whose contracts are valued at less than Two Million ($2,000,000) Dollars carry no less than One Million ($1,000,000) in commercial general liability insurance.

                   9.1.3.5 Maintenance of insurance by the Builder as specified in this Article 9 shall in no way be interpreted as relieving the Builder of any responsibility whatever and the Builder may carry, at his own expense, such additional insurance as it deems necessary.

     9.2   PERFORMANCE BOND AND PAYMENT BOND

           9.2.1 Within three (3) business days after Owner's receipt of the proceeds of the financing necessary to construct its riverboat casino complex in Shreveport, Builder shall deliver to Owner a payment and performance bond of a surety company licensed to do business in the State of Louisiana, conditioned on completion of the Work in accordance with the Contract, free and clear of all

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                   mechanics and other liens. Such bond shall be written to 100%
                   of the Contract Sum, executed on a form and by such company, as Owner shall approve. The cost of the bond shall be included in the Contract Sum. The Builder shall furnish the bond to Owner. Upon the request of any person or entity appearing to be a potential beneficiary of such bond, the Builder shall promptly furnish a copy of the bond or permit a copy to be made.

     9.3 Notwithstanding any of the provisions of this Agreement with respect to any contractual obligation of the Builder and any Subcontractor or sub-Subcontractor to provide insurance on behalf of Owner, any other insurance maintained by Owner shall be excess and non-contributing with such insurance required by Builder and any Subcontractor.

     9.4 Owner has determined that a prearranged owner controlled insurance program (an "OCIP") covering certain enrolled Subcontractors and sub-Subcontractors will be most efficient. In connection therewith, the Owner, at its cost and expense, shall provide an OCIP covering such enrolled Subcontractors and sub-Subcontractors. Such OCIP shall afford coverage no less than that required by the Contract Documents, unless the Builder consents to a lesser coverage, which consent shall not be unreasonably withheld, conditioned or delayed. Builder shall deduct from the Contract Sum, and the Contract Sum will thereby be reduced by, the cost of insurance required of each OCIP enrolled Subcontractor and sub-Subcontractor (the "Insurance Deduction"). In consideration for Builder's agreement to an OCIP, Owner agrees to pay to Builder an amount equal to twenty-five percent (25%) of the difference between the premium paid by Owner for the OCIP and the Insurance Deduction (the "Builder's Share of Insurance Savings"). Such payment shall be made by Owner to Builder within thirty (30) days from the date that the Builder's Share of Insurance Savings is determined and agreed upon by Owner and Builder.

     9.5. All insurance specified in this Article 9 shall be limited in scope, coverage and amount to the liabilities and risk specifically assigned and assumed by each party and, where applicable, the "additional assureds" and "waiver of subrogation" endorsements shall be subject to, limited by and shall afford no coverage greater than that required by the indemnification contained in Article 21.

     9.6 OCIP enrolled Subcontractors and sub-Subcontractors will be those generating payroll at the Bossier/Shreveport sites and Builder's Shipyards in Jennings, Louisiana, and Orange, Texas. OCIP enrolled Subcontractors and sub-Subcontractors will need to identify their insurance costs for the above coverage via insurance worksheet and instructions provided in the pre-bid booklet. Their contracts, and the Contract Sum, will be reduced by the agreed upon insurance cost. An average rate will be developed and used to compute the Insurance Deduction. If an adjustment to the Insurance Deduction is necessary because of a change such as increased payroll, such an adjustment will be made prior to final payment to the

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           Builder . OCIP enrolled Subcontractors and sub-Subcontractors are responsible for providing proof of automobile liability for owned, hired, and non-owned vehicles for a limit of One Million ($1,000,000) Dollars. OCIP enrolled Subcontractors and sub-Subcontractors must also provide evidence of off site Workers Compensation insurance at statutory limits and, General Liability insurance in an amount of not less than One Million ($1,000,000) Dollars."


All other provisions of the Vessel Construction Contract shall remain in full force and effect as written.

Owner and Builder acknowledge and agree that this First Amendment to Vessel Construction Contract is subject to the review and approval of the Louisiana Authorities.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Vessel Construction Contract to be executed by their proper authorized representative, thereunto duly authorized.

                               LEEVAC SHIPYARDS, INC.


                               Name:
                                     -----------------------------
                               Title:
                                     -----------------------------
                               Date:
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                               HOLLYWOOD CASINO SHREVEPORT,
                                  A LOUISIANA PARTNERSHIP


                               BY: HCS I, INC., its Managing General Partner


                                    Name:
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                                    Title:
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                                    Date:
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